EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

BakBone Software Incorporated:

We consent to the use of our report dated May 9, 2003, appearing in the Annual Report on Form 20-F of BakBone Software Incorporated for the year ended March 31, 2003, incorporated herein by reference in the Form S-8 Registration Statement dated October 2, 2003.

KPMG LLP

Calgary, Canada

October 1, 2003